UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LAVA Therapeutics N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 17, 2025

LAVA Therapeutics N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-40241	82-2745484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yalelaan 62 Utrecht, The Netherlands	3584
(Address of principal executive offices)	(Zip Code)

+31 85 016 3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, nominal value €0.12 per share	LVTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2025, LAVA Therapeutics N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”), entered into an amendment (the “Amendment”) to the Share Purchase Agreement (the “Purchase Agreement”), dated as of August 3, 2025, by and between the Company and XOMA Royalty Corporation (“Buyer”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement, as amended by the Amendment. The Purchase Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2025. The material terms of the Purchase Agreement are described in more detail in the definitive proxy statement of the Company filed with the SEC on September 3, 2025, including as amended, in the section titled “The Offer and the Other Transactions Contemplated by the Purchase Agreement” beginning on page 25.

Pursuant to the Amendment, holders of common shares of the Company (the “Shares”, and such holders, the “Shareholders”) who tender their Shares in the tender offer (the “Offer”) will now receive (i) a price per Share of $1.04 (the “Cash Amount”), as compared to the range between $1.16 and $1.24 that was originally agreed, plus (ii) one contingent value right (“CVR”) per Share, which shall represent the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, a Contingent Value Rights Agreement (“CVR Agreement”).

Pursuant to the revised form of CVR Agreement under the Amendment, each CVR will now represent a contractual right to receive contingent cash payments equal to a pro rata share of: (i) 100% of the amount by which the Closing Net Cash (as defined in the Purchase Agreement), as adjusted for any Permitted Deductions (as defined in the CVR Agreement) made within ninety (90) days following the Closing Date (as defined in the Purchase Agreement), exceeds Closing Net Cash as finally determined pursuant to the Purchase Agreement; (ii)(A) 100% of the Net Proceeds (as defined in the CVR Agreement), if any, from any sale, transfer, license or other disposition (each, a “Disposition”) by the Company, of all or any part of the rights, intellectual property and other assets related to LAVA-1266 prior to the Closing Date; plus (B) 75% of the Net Proceeds, if any, from any Disposition by Buyer or any of its affiliates, including the Company, after, of all or any part of the CVR Products (as defined in the CVR Agreement) entered into following the Closing Date, in each case for the period beginning at the Closing Date and ending on the 10th anniversary of the Closing Date; (iii) 75% of the Net Proceeds, in the case of Gross Proceeds as payable to Buyer or any of its Affiliates, including the Company (after the Closing Date) and New Topco, or is otherwise due to or received by Buyer or any of its Affiliates, including the Company (after the Closing Date) and New Topco, in respect of the Company’s collaborations (A) with Pfizer Inc. (formerly Seagen Inc.) to develop, manufacture and commercialize EGFRd2 (PF-8046052) pursuant to that certain Exclusive License Agreement, by and between Pfizer Inc. and Company, dated September 23, 2022, as amended, restated, modified, replaced and novated from time to time and (B) with Johnson & Johnson (formerly Janssen) for the discovery and development of novel bispecific antibody-based T cell engagers for the treatment of cancer, including JNJ-89853413 pursuant to that certain Research Collaboration and License Agreement, by and between Johnson & Johnson and Company, dated May 13, 2020, as amended, restated, modified, replaced and novated from time to time, for the period beginning at the Closing Date and ending on the 10th anniversary of the Closing Date; and (iv) 100% of an amount equal to $6,330,000, minus any tax liabilities or other costs or expenses incurred in connection with or related to the Tax Reserve Matter (as defined in the CVR Agreement), for the period beginning at the Closing Date and ending no later than sixty (60) days following the Tax Reserve Confirmation Date (as defined in the CVR Agreement).

In addition, in the Amendment the Company and Buyer agreed to reduce the minimum Closing Net Cash (as defined in the Purchase Agreement), which is a condition to the consummation of the Offer, to be $24.5 million, compared to the previous minimum Closing Net Cash of $31.5 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment (including the new Form of CVR Agreement included as Schedule I thereto), a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On October 17, 2025, the Company and Buyer issued a joint press release announcing the execution of the Amendment and an extension of the expiration of the Offer to one minute after 11:59 p.m., New York City time, on November 12, 2025, unless it is extended further or earlier terminated in accordance with the Purchase Agreement. The Offer was previously scheduled to expire one minute after 11:59 p.m., New York City time, on October 17, 2025. The joint press release also announced the Company’s intention to reconvene the Extraordinary General Meeting of Shareholders (the “EGM”) at 2:00 p.m. (Central European Summer Time) on November 7, 2025. The EGM will be held at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands. The Company will file a revised definitive proxy statement reflecting the Amendment in due course. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Important Additional Information and Where to Find It

The description contained in this Current Report on Form 8-K is for informational purposes only and is not a recommendation, an offer to buy or the solicitation of an offer to sell any of the Company’s ordinary shares. The Offer has been extended until one minute after 11:59 p.m. Eastern time on November 12, 2025, unless the Offer is further extended or earlier terminated. Buyer will file an amendment to its Tender Offer Statement on Schedule TO with the SEC. The Company will file an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the Offer. The Company will file an amended definitive proxy statement in connection with the reconvened EGM at which the Company’s shareholders will be requested to vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions between the Company and Buyer. The Company plans to file and send a revised proxy statement and proxy card to each shareholder entitled to vote at the reconvened EGM.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDNG THE EXTRAORDINARY GENERAL MEETING AND THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES (INCLUDING THE TERMS AND CONDITIONS OF THE OFFER) OR MAKING ANY VOTING DECISION FOR THE EXTRAORDINARY GENERAL MEETING. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “SEC Filings” subsection of the “Financial Information” section of the Company’s website at https://ir.lavatherapeutics.com/.

Participants in the Solicitation

The Company, its directors and executive officers and other members of its management and employees, as well as Buyer and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the EGM Proposals. Information about the Company’s directors and executive officers and their ownership of Shares is set forth in the proxy statement for the Company’s 2025 annual general meeting of shareholders, which was filed with the SEC on April 28, 2025. Information about Buyer’s directors and executive officers is set forth in the proxy statement for Buyer’s 2025 annual meeting of shareholders, which was filed with the SEC on April 15, 2025. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of the Company’s directors and executive officers in the transactions, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transactions which will be filed with the SEC.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including, but not limited to, statements regarding the Company’s beliefs and expectations and statements about the proposed transactions, including the expected timing of the completion of the Offer and the consideration to be paid to the Company’s shareholders who tender their shares in the Offer. These statements may be identified by their use of forward-looking terminology including, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” and “would,” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that various closing conditions set forth in the Purchase Agreement and Amendment may not be satisfied or waived, including uncertainties as to the percentage of the Company’s shareholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that the closing conditions might not be met; the risk that the transactions may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its ordinary shares; the delay or failure of the Offer Conditions to be satisfied (or waived), including insufficient common shares of the Company being tendered in the Offer; significant costs associated with the Transactions; the risk that any shareholder or other litigation in connection with the transactions may result in significant costs of defense, indemnification and liability; the risk that activities related to the CVR Agreement, including the new form thereof, may not result in any value to the Company’s shareholders, including payments related to the resolution of certain potential liabilities; the possibility that prior to the completion of the transactions, the Company’s or Buyer’s business may experience significant disruptions due to transaction-related uncertainty; the effects of disruption from the transactions of the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufacturers, suppliers, vendors or business partners; the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; as well as potential adverse effects on the Company’s business condition and results from general economic and market conditions and overall fluctuations in the United States and international equity markets, including as a result of inflation, heightened interest rates, recent and potential future pandemics and other health crises, and hostilities, including the Russian invasion of Ukraine and the conflict in the Middle East; and other risks and uncertainties discussed in the Company’s most recent annual and quarterly reports filed with the SEC as well as in the Company’s subsequent filings with the SEC. As a result of such risks and uncertainties, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. There can be no assurance that the transactions will in fact be consummated. The Company cautions investors not to unduly rely on any forward-looking statements.

The forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Amendment to the Share Purchase Agreement, dated October 17, 2025, by and among LAVA Therapeutics N.V. and XOMA Royalty Corporation
99.1	Press Release dated October 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAVA Therapeutics N.V.

Date: October 17, 2025	By:	/s/ Fred Powell
Fred Powell Chief Financial Officer